Exhibit 10.17

Form of Equity Transfer Agreement

Transferor: [   ]

Transferee: Nanjing Dingxu Xinhui Technology Co. Ltd.

1.	The transferor agrees to transfer the equity interest in Jiangsu Easy Parking Intelligent Technology Co., Ltd. in the amount of [ ] million (RMB) to the transferee.

2.	The transferee agrees to receive the transferor’s equity interest in Jiangsu Easy Parking Intelligent Technology Co., Ltd. in the amount of [ ] million (RMB)

3.	The transfer will be officially carried out on [DATE]. From the date of the transfer, the transferor will no longer enjoy the rights or assume the obligations as a capital contributor in connection with the transferred capital contribution, and the transferee will enjoy the rights and assume the obligations as a capital contributor of Jiangsu Easy Parking Intelligent Technology Co., Ltd. in connection with the transferred capital contribution.

This agreement will take effect after being signed (sealed) by both parties.

Transferor’s signature:

Transferee’s signature:

[DATE]